                                                                   EXHIBIT 10.22



                      FORM OF 1998 EMPLOYMENT AGREEMENT


                 This Employment Agreement ("Agreement") is entered into this ____ day of ______ 1998, by and between ____________________, (the
"Executive") and APACHE MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company").

                 WHEREAS, the Company considers Executive to be a valued employee with significant expertise; and

                 WHEREAS, the Company desires to extend certain stock options and establish severance pay provisions applicable to Executive in consideration for Executive's agreement to the terms and conditions set forth herein; and

                 WHEREAS, Executive desires to continue to be an employee of the Company on the terms and conditions set forth herein;

                 NOW, THEREFORE, in consideration of the promises and mutual agreements made herein, and intending to be legally bound hereby, the Company and Executive agree as follows:

                 1. Employment Term. The Company will continue to employ Executive for a term commencing on _________, 1998 and ending on ___________, 1998 ("Employment Term"). The Employment Term shall be automatically extended for additional one-year terms, unless Executive or the Company provides ninety
(90) days' advance written notice to the other of its intention not to renew.

                 2. Employment Duties. Executive will continue to serve as _______________________ of the Company and shall perform such duties as may be assigned from time to time by the Company. Executive shall, on a full-time basis, serve the Company faithfully, diligently and competently and to the best of his ability and in accordance with this Agreement and applicable law.

                 3. Compensation. In exchange for Executive's services under this Agreement, the Company shall pay Executive as salary $_______ per annum. Salary shall be payable in twenty-four (24) equal bi-monthly installments and otherwise in accordance with the Company's ordinary pay practices. Executive shall also be eligible for a Sales Compensation Bonus, the terms of which are described on the "Sales Compensation Plan" attached to this Agreement as Exhibit 3. Should this Agreement be extended beyond the termination date set forth in Section 1, eligibility for the Sales Compensation Bonus shall also be extended on terms substantially similar to the terms of
Exhibit 3. Any payments made to Executive pursuant to this Section 3 shall be treated as wages for withholding and employment tax purposes.

                 4.       Benefits.

                          (a)     Executive shall be entitled during the
Employment Term to participate in such employee benefit plans and programs as are offered from time to time to employees of the Company to the extent that his position, tenure, compensation, age, health and other qualifications make him eligible to participate. The Company does not promise the adoption or continuance of any particular plan or program during the Employment Term, and Executive's (and his dependents') participation in any such plan or program shall be subject to the provisions, rules, regulations and laws applicable thereto.

                          (b)     Executive shall be entitled to paid vacation
in accordance with the Company's vacation policy applicable to Executive Staff.

                 5. Stock Options. All stock options currently extended to Executive are hereby cancelled. Executive is eligible for new stock options pursuant to the Incentive Stock Option Agreement, attached as Exhibit 1 to this Agreement, and the Nonqualified Stock Option Agreement, attached as Exhibit 2 to this Agreement.

                 6. Reimbursement of Expenses. Executive shall be entitled to reimbursement for ordinary, necessary and reasonable out-of-pocket business expenses which he incurs in connection with performing his duties hereunder. The reimbursement of all such expenses shall be made upon presentation of satisfactory evidence of the amounts and nature of such expenses and shall be subject to the Company's policies regarding business expenses and to the reasonable approval of the Company's Chief Executive Officer.

                 7. Non-Competition, Non-Solicitation. Executive agrees that throughout the duration of his employment with the Company and for the duration of the Severance Period, as defined herein, regardless of the reason for his termination, he shall not, either directly or indirectly: (a) solicit or attempt to secure the Company's existing clients or customers at the time of Executive's termination; and (b) the Executive shall not hire, contract with or solicit for employment any employee of the Company. For purposes of this Agreement, "Severance Period" shall be defined as the period of time for which Executive receives a continuation of his salary and Company-provided health insurance benefits or, in the case of Executive's resignation that is not occasioned by a material change in responsibility or by a Change in Control as defined by Sections 8(c) and 9, six months.

                 8.       Termination.

                          (a)     For Cause.  Notwithstanding any other
provision of this Agreement, Executive's employment with the Company and this Agreement may be terminated by the Company at any time and without notice for cause. For purposes of this Agreement, "cause" shall mean the Executive's (i) commission of an action against or in derogation of the interests of the Company which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law; (ii) material breach of any material duty or obligation imposed upon the Executive by the Company; (iii) divulging the Company's confidential information; or (iv) performance of any similar action that the Compensation Committee of the Board of Directors, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company so as to constitute substantial cause for termination. In the event of termination under this Section 8(a), the Company's obligations under this Agreement shall cease and, except as required by applicable law, Executive shall forfeit all rights to receive any other compensation or benefits under this Agreement, except that he shall be entitled to his Salary for services performed through the date of such termination and any vested stock options. Termination of Executive pursuant to this Section 8(a) shall not relieve him of his obligations under Section 7.

                          (b)     Without Cause.  Notwithstanding any other
provision of this Agreement, Executive's employment with the Company and this Agreement may be terminated by the Company for any reason or for no reason, provided that Executive shall be entitled to all vested stock options, which may be exercised during the Severance Period as defined by this Agreement, and continuation of his salary and Company-provided health insurance benefits for twelve (12) months. If the Company notifies Executive of its intention not to renew this Agreement as provided in Section 1, Executive shall be deemed to be terminated by the Company as of the last day of the Employment Term and Executive shall be entitled to salary and benefits as provided in this Section 8(b). Termination of Executive pursuant to this Section 8(b) shall not relieve him of his obligations under Section 7.

                          (c)     Material Change in Responsibility.  During
the term of this Agreement, Executive may terminate his employment with the Company and this Agreement upon thirty (30) days' advance written notice in the event of any "material change in responsibility." For purposes of this Agreement, a "material change in responsibility" shall mean a material change in his duties or authority. Should Executive provide written notice to the Company pursuant to this Section, the Company may cure the "material change in responsibility" during the 30-day notice period which cure may not be unreasonably rejected by Executive. Notice of termination under this Section 8(c) shall be valid only if received by the Company.

within 120 days after the "material change in responsibility" occurred. In the event of termination under this Section 8(c), Executive shall be entitled to all vested stock options, which may be exercised during the Severance Period as defined by this Agreement, and continuation of his salary and Company-provided health insurance benefits for twelve (12) months. Termination of Executive pursuant to this Section 8(c) shall not relieve Executive of his obligations under Section 7.

                 9.       Termination Due to Change in Control.

                          (a)     Defined.  For purposes of this Agreement, a
"change in control" is: (1) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of thirty percent (30%) or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; (2) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than thirty percent (30%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities; (3) a liquidation or dissolution of the Company; or (4) the sale of all or substantially all of the Company's assets.

                          (b)     In the event that a change in control results
in either an involuntary termination of Executive through elimination of his position or a voluntary termination as a result of a material change in responsibility pursuant to Section 8(c) or transfer of Executive to a location outside of a 50-mile radius of his permanent residence, Executive shall be entitled to all vested stock options, which may be exercised during the Severance Period as defined by this Agreement, continuation of his salary, and Company-provided health insurance benefits for twelve (12) months.

                          (c)     A "change in control" will not effect or
diminish Executive's rights and obligations under any provision of this Agreement, including, without limitation, Sections 8, 9, 10, 11, and 12. Termination pursuant to this Section 9 shall not relieve Executive of his obligations under Section 7.

                 10. Disability. If, prior to expiration or termination of the Employment Term, Executive becomes unable to perform his duties by reason of disability, the Company shall have the right to terminate this Agreement by giving written notice to Executive to that effect. After giving such notice, the Employment Term shall terminate with the payment of six months salary to Executive. As used in this Section, "disability" means the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

                 11.      Notices.

                          (a)     All notices hereunder shall be in writing and
shall be deemed given when delivered in person or when telecopied with hard copy to follow, or three business days after being deposited in the United States mail, postage prepaid, registered or certified mail, or two business days after delivery to a nationally recognized express courier, expenses prepaid, addressed as follows:

                          If to Executive:






                          If to the Company:

                          Counsel
                          APACHE Medical Systems, Inc.
                          1650 Tysons Boulevard
                          Suite 300
                          McLean, VA  22102-3915
                          Telecopy:  (703) 749-7963

and/or at such other addresses as may be designated by notice given in accordance with the provisions hereof.

                 12. Confidentiality. In the course of performing duties under this Agreement, Executive may have access to "Confidential Information," including but not limited to contracts, contract proposals, proprietary information, trade secrets, inventions, procedures, processes, financial information, business records, business plans, and other information of a confidential and proprietary nature owned by the Company. Executive acknowledges that protection of this Confidential Information is of critical importance to the Company. To ensure that such Confidential Information is not disclosed or divulged to other persons, Executive agrees as follows:

                          (a)     that said Confidential Information is the
property of the Company and is to be held by Executive in trust and solely for the benefit of the Company;

                          (b)     that Executive shall not disclose or
otherwise make available such Confidential Information to any person or entity without the prior written consent of the Company, except as necessary for the performance of Executive's services under this Agreement;

                          (c)     that Executive shall not in any way utilize
such Confidential Information for the gain or advantage of Executive or others or to the detriment of the Company; and

                          (d)     that upon termination of this Agreement,
Executive shall promptly return any and all such Confidential Information to the Company and shall continue to abide by the confidentiality provisions of this Section 12.

                 13. Assignment of Agreement. This Agreement shall be binding upon and inure to the benefit of both parties and their respective heirs, successors and permitted assigns. No party shall assign this Agreement or its rights hereunder without the prior written consent of the other party; provided, however, that the Company shall assign this Agreement to any person or entity acquiring all or substantially all of the business of the Company (whether by sale of stock, sale of assets, merger, consolidation or otherwise).

                 14. Entire Agreement/Modification of Agreement. This Agreement contains all of the agreements between the parties with respect to the subject matter hereof, and this Agreement supersedes all other agreements, oral or written, between the parties with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by both parties. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the waiving party. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, unless so provided in the waiver.

                 15. Severability. If any provisions of this Agreement or portions thereof shall, for any reason, be considered invalid or unenforceable by any court of competent jurisdiction, such provisions or portions thereof shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining provisions of this Agreement or portions thereof shall nevertheless be valid, enforceable and of full force and effect. The Company's rights under this Agreement shall not be exclusive and shall be in addition to all other rights and remedies available at law or in equity.

                 16. Headings. The section headings or titles herein are for convenience of reference only, shall not be deemed a part of this Agreement, and shall not in any way affect the meaning or interpretation of this Agreement.

                 17. Resolution of Disputes. In the event of a dispute between Executive and the Company that is not resolved after a good faith effort by the parties, such dispute will be submitted to arbitration. The arbitration will be conducted in accordance with the rules of the American Arbitration Association in effect at the time of the demand for arbitration and will be held in Washington, D.C. The arbitrator will be selected from an appropriate list of qualified arbitrators, permit reasonable discovery, and make written findings of fact and conclusions of law reflecting the appropriate substantive law. Either party must deliver a request for arbitration in writing to the other party within sixty (60) days of the date the aggrieved party first has knowledge of the event giving rise to the claim or sixty (60) days following the 120-day period in the case of a "material change in responsibility" as defined in Section 8, otherwise the claim will be considered void and waived. The decision of the arbitrator will be exclusive, final and binding on Executive and the Company, and Executive is hereby waiving any right he may have to have any dispute decided in court and by a jury. The losing party will bear the cost of the arbitrator.

                 18. Applicable Law. This Agreement shall be governed and construed according to the laws of the Commonwealth of Virginia. Executive expressly submits and consents in advance to the jurisdiction of the federal and state courts of the Commonwealth of Virginia for all purposes in connection with any action or proceeding arising out of or relating to this Agreement for all disputes not resolved pursuant to Section 17.


                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


                                           /s/
                                           -------------------------------


                                           APACHE MEDICAL SYSTEMS, INC.

                                           By:    /s/
                                                  ---------------------
                                                  Name:
                                                  Title: